Exhibit 15.(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-202869, 333-202866, 333-194197, 333-194196, 333-187096, 333-179982, 333-173974, 333-165433, 333-157795, 333-149830, 333-142662, 333-141674 and 333-132846) of Nokia Corporation of our report dated April 1, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Oy
Helsinki, Finland
April 1, 2016